Exhibit 21.1

SMURFIT-STONE CONTAINER CORPORATION

SUBSIDIARIES OF THE COMPANY

	Organized Under	Percentage
Consolidated Subsidiaries	the Laws of	Ownership

3083527 Nova Scotia Company	Canada	100%
605681 N.B. Inc.	Canada	100%
639647 British Columbia Ltd.	Canada	70%
Atlanta & Saint Andrews Bay Railroad Co.	Florida	100%
B.C. Shipper Supplies Ltd.	Canada	70%
Cameo Container Corporation	Illinois	100%
CCA de Baja California S.A. de C.V.	Mexico	100%
Celgar Investments, Inc.	British Virgin Islands	100%
Clayton Partners Ltd	Bermuda	100%
Dalton Paper Products, Inc.	Georgia	50%
Dongguan Stone Millennium Paper & Packaging Industries, Ltd.	PRC	95%
Francobec Company	Canada	100%
Lot 24D Redevelopment Corporation	Missouri	100%
MBI Limited	Canada	100%
SLP Finance General Partnership	Canada	100%
SLP Finance I, Inc.	Delaware	100%
SLP Finance II, Inc.	Delaware	100%
SMBI Inc.	Delaware	100%
Smurfit Newsprint Corporation	Delaware	100%
Smurfit-MBI	Canada	100%
Smurfit-Stone (Asia) Limited	Hong Kong	100%
Smurfit-Stone China Trading, Ltd.	British Virgin Islands	100%
Smurfit-Stone Container Canada Inc.	Canada	100%
Smurfit-Stone Container Enterprises, Inc.	Delaware	100%
Smurfit-Stone HY Holdings, Ltd.	British Virgin Islands	100%
Smurfit-Stone i2i (China)	PRC	100%
Smurfit-Stone i2i Design Center, Ltd.	British Virgin Islands	100%
Smurfit-Stone Puerto Rico, Inc.	Puerto Rico	100%
Specialty Containers	Canada	70%
St. Laurent Display and Packaging Corp.	Canada	100%
Stone Connecticut Paperboard Properties, Inc.	Delaware	100%
Stone Container de Mexico S. de R.L. de C.V	Mexico	100%
Stone Container Finance Company of Canada	Canada	100%
Stone Container Finance Company of Canada II	Canada	100%
Stone Global, Inc.	Delaware	100%
Stone International Services Corporation	Delaware	100%
Stone Truepenny International, Inc.	British Virgin Islands	100%
Stone Venepal (Celgar) Pulp, Inc.	Canada	90%
Xiamen Stone Millennium Packaging & Paper Industries Co. Ltd.	PRC	95%

SMURFIT-STONE CONTAINER CORPORATION

SUBSIDIARIES OF THE COMPANY

	Organized Under	Percentage
Non-consolidated Subsidiaries	the Laws of	Ownership

Aspamill Inc.	Canada	45%
Associated Paper Mills (Ontario) Limited	Canada	45%
Billion Treasure Output Limited	Hong Kong	25%
Cascapedia Booming Co. Ltd.	Canada	50%
Dyne-A-Pak	Canada	45%
Groupement Forestier de Champlain Inc.	Canada	10%
Groveton Paper Board, Inc.	New Hampshire	48.6%
Hang Yick Paper Products Co. Ltd.	PRC	50%
i2i Europe Limited	UK	33%
Innovative Fiber, LLC	Wisconsin	29%
Interstate Smurfit-Stone (Thailand) Co., Ltd.	Thailand	50%
Las Vegas Container LLC	Delaware	50%
Modern China Limited	British Virgin Islands	50%
NewCorr Packaging Limited Partnership	Massachusetts	16.4%
NewCorr Realty LLC	Massachusetts	16.67%
Niagara Sheets LLC	Delaware	24.50%
Qingdao Stone Millennium Paper & Packaging Industries, Ltd.	PRC	4.81%
Rollcraft Inc.	Canada	45%
Rosenbloom Group Inc.	Canada	45%
Schiffenhaus California LLC	Delaware	25%
Schiffenhaus Canada Inc.	Canada	33.33%
Serpac Containers Limited	Canada	49.5%
Shanghai Stone Millennium Paper & Packaging Industries Ltd.	PRC	4.75%
Smurfit/CIMIC Holdings Limited	Cayman Islands	42.5%
SSCE Funding, LLC	Delaware	100%
Stone Container (Hong Kong) Limited	British Virgin Islands	50%
Stone Container Japan Company, Ltd.	Japan	50%
Stone Millennium (China) Holdings, Ltd.	British Virgin Islands	5%
Stone Receivables LLC	Delaware	100%
Suzhou Stone Millennium Packaging & Paper Industries, Co. Ltd.	PRC	4.81%
Timber Capital Holdings LLC	Delaware	100%
Timber Note Holdings LLC	Delaware	100%
Valores Universales S.A. de CV	Mexico	49%
Venepal S.A.C.A.	Venezuela	15.7%
Wakecon Associates (Partnership)	Massachusetts	50%
WCO Enterprises (Partnership)	Florida	50%